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                                                               EXHIBIT 23.2


                                    [LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Anchor Gaming on Form S-8 of our report dated August 1, 1997, appearing in the Annual Report on Form 10-K of Anchor Gaming for the year ended June 30, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE, LLP

Las Vegas, Nevada
May 20, 1998